[Exhibit 99.1]
8000 Virginia Manor Road Suite 140 Beltsville, MD 20705 (301) 617-9080 (301) 617-9075 fax

October 25, 2007

Dear Investor:

I would like to provide you with an update on commercial and financial aspects of the Company and discuss our major objectives. I am very pleased to report that MetaMorphix has made substantial progress commercializing its genomic technology.

Canine Heritage Breed Test™: The Company began selling its Canine Heritage Breed Test during March 2007. The test allows dog owners to determine the breed composition of a mixed breed dog or confirm the breed of a pure bred dog. The initial product can test for 38 breeds which accounts for 75% of the pure bred dogs in the U.S. The product introduction has garnered significant media attention. For example, news segments regarding our Canine Heritage Breed Test have aired on nearly 100 TV stations across the U.S., including national coverage on the NBC Today Show and CBS Early Morning News. The product has been highlighted on radio programs and newspapers in virtually every major media market in the U.S. The product is currently being sold directly to consumers who can order the test by calling our toll free number (800-DNA-DOGG) or through either the Company’s corporate website (www.metamorphixinc.com) or product website (www.canineheritage.com).

The Company expects to introduce a 2nd generation Canine Heritage Breed Test before the end of 2007 which will test for >115 breeds. The new product will have a retail price of $119.95 per test. A major marketing campaign is planned for the 2nd generation product which will expand product distribution channels. PETCO, one of the largest national pet product mass merchandisers with over 1,000 stores, will be test marketing the product the first weekend in November in conjunction with a grand re-opening of 8 of its stores in the Sacramento, CA area (please see the attached press release). Pending favorable results with the test market, the Company expects that PETCO will begin selling the Canine Heritage Breed Test in its stores across the U.S. during the first quarter of 2008.

In addition to these promotional activities, People Magazine is offering its readers a chance to have their dog’s DNA tested using our Canine Heritage Breed Test. To view their website, please click on to: https://peopleuploads.secondthought.com/doggiedna/. An article with results and photos of these tests is expected to run in the last issue of 2007, historically their largest circulated issue. The Company will also be participating in a national advertising and promotional campaign with The National Geographic Channel and PETCO. The campaign will promote our Canine Heritage Breed Test, the “Dog Whisperer” television series, and PETCO stores. Finally, the Company is working with at least 10 television stations across the U.S. on a series of stories involving our Canine Heritage Breed Test which will be aired during “sweeps” week in November.

In terms of internet sales, the Canine Heritage Breed Test will shortly be sold on PETCO’s website and Amazon.com will begin selling the product in time for the holiday season. MetaMorphix is also exploring means of selling the product through Shelter/Rescue Organizations and veterinarians.

Tru-Gain™ and Tru-Finish™ Feedlot Management Systems: MetaMorphix and Cargill, our business partner in beef cattle, have begun to commercialize predictive markers for marbling and average daily gain to the feedlot industry in the form of management systems that improve production efficiency (Tru-Gain) or production efficiency and quality (Tru-Finish). Caprock Feeders, a subsidiary of Cargill and the 3rd largest feedlot (600,000 head of cattle per year), have begun to use the Tru-Finish system in an initial feedlot. The Company expects Caprock to implement the use of the Tru-Finish system in all 8 of their feedlots during 2008. Five Rivers, the largest feedlot (1.6 million head of cattle per year) and a wholly owned subsidiary of Smithfield, began evaluating the Tru-Gain system during September. The Company’s goal is to have all of the top 5 feedlots either evaluating or implementing one of these systems before the end of 2007. If we are successful, the Company expects a significant quarter to quarter increase in revenues corresponding to the increased use of these systems.

Swine Genomics – Monsanto: The Company’s commercial partner in swine, Monsanto Choice Genetics, began selling a new pig breed (GX Terminal Sire Line) during the 1stQ 2007, which was developed using our genomic technology that allows for marker assisted selection as opposed to genetic manipulation. The GX Line gains weight more rapidly than other breeds, substantially decreasing the number of days on feed. MetaMorphix is entitled to substantial royalties on Monsanto’s increase in swine breeding revenues. The Company began receiving quarterly royalty income from Monsanto in the 1stQ 2007.

MetaMorphix learned that Monsanto, the 2nd largest swine breeder, has decided to exit the swine breeding business in order to focus its resources on its much larger seed and crop protection businesses. To this end, Monsanto announced that it is selling its swine breeding business to Newsham, the 3rd largest swine breeder which is located in Iowa. Monsanto’s license to our genomic technology is being transferred to Newsham who will assume Monsanto’s royalty obligations. Newsham executives have cited that their reason for the acquisition is to gain access to Monsanto’s genetic marker technology which was largely licensed from MetaMorphix. While the Company is disappointed with the loss of a commercial partner with Monsanto’s stature and capabilities, it believes that Newsham is well positioned to exploit our genomic technology in the swine industry. Importantly, we expect that this transaction will nearly double the revenue base from which royalties will be paid.

London AIM Listing Postponed: The Company expended considerable effort earlier in 2007 to position itself for an IPO in the UK on the London Stock Exchange Alternative Investment Market or AIM. MetaMorphix retained Noble Group as its nominated advisor (“Nomad”), attracted the interest of one of the largest and most successful underwriters, and selected local securities counsel and auditors. During the process, MetaMorphix’s SEC counsel recommended that the Company secure the consent of its preferred shareholders and convertible note holders to the terms of conversion. The Company achieved the required levels of consent for all series of preferred stock and a majority of the holders of convertible debt. However, the 12.5% convertible notes required the consent of a super majority of 66.6% which was not achieved. It should be noted that the Company had requested that the 12.5% note holders convert their notes at the IPO price as opposed to a 30% discount to the IPO price for which they were entitled. Without achieving the appropriate level of consent, the Company could not undertake an IPO. The Company has been in discussion with the minority group of 12.5% note holders that did not consent to determine if a compromise can be reached regarding their conversion. Additionally, management has been exploring other means of achieving a public listing.

Restatement of Financial Filings: MetaMorphix has been a public reporting company since May 2005. During the review process for our 2ndQ 2007 filing, our auditors advised the Company that we had been calculating the value of investor warrants incorrectly. It should be noted that the method employed by the Company to value investor warrants had been audited by the same firm for a number of years without comment. The Company is in the process of recalculating its warrant valuations and will, as soon as practicable, amend its 2006 Form 10K-SB and March 31, 2007 Form 10Q-SB filings to reflect the restatements of its financial statements contained therein. All of these adjustments are NON-CASH adjustments that will not affect the Company’s cash flows or operational performance. We encourage you to review the Company’s recent 8-K for additional information regarding the restatement.

The past 6 months have been extremely frustrating for the Company and I am sure for many of our investors. While MetaMorphix experienced the exhilaration of seeing our genomic products launched into the swine, beef cattle and canine markets, we have also had to face the disappointment of failing to complete an IPO and securing much needed capital, despite months of preparation and great expense.

Despite these frustrations, I believe we have built the foundation for substantial growth in 2008 provided we can complete the following major objectives:

1) We must raise short term capital to support the marketing activities in the canine and beef cattle markets that are expected to drive revenue growth and thereby potentially increase the company’s value.

2) We must complete the restatement of our financial filings with the SEC in advance of a public offering.

3) The largest gating item to a public offering is securing consent from our preferred shareholders and convertible note holders to provide for mandatory conversion of their investments into common stock at the time of an offering. Without this consent, the Company is being advised by investment banks that we cannot undertake a public offering due to the complexity of our capital structure and the large amount of debt on our balance sheet. Conversion of all of our preferred shares and convertible debt will eliminate this problem.

The Company is grateful to all of those investors who responded favorably and in a timely fashion to its request for consent earlier this year. We would appreciate your assistance again, by responding in a timely manner with a revised consent that preferred shareholders and convertible note holders will be receiving in the next few weeks. Our objective is to have the consent completed before the end of 2007 so that we are in a position to undertake an IPO during 2008 if favorable market conditions prevail.

4) We must undertake a public offering that will raise sufficient capital to fund our operations for the foreseeable future, simplify the capital structure and clean the balance sheet by converting preferred stock and convertible debt into common stock.

We appreciate your continued support. In addition to the above information, I would encourage you to review our financial filings by logging on to the SEC’s website (www.sec.gov) and reviewing the Edgar filings for MetaMorphix, Inc. You can also visit the Company’s website (www.metamorphixinc.com) which provides access to recent press releases and other articles.

Sincerely,

Edwin C. Quattlebaum, Ph.D.
Co-Chairman, President and Chief Executive Officer

Certain statements in this document are forward-looking. These may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “intend,” “anticipate,” “should,” “planned,” “estimated,” and “potential,” among others. These forward-looking statements are based on MetaMorphix, Inc.’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, MetaMorphix, Inc. notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of MetaMorphix, Inc.’s businesses include but are not limited to; (1) the early stage and uncertainty of product development; and (2) other factors, including a history of losses that might be described from time to time in MetaMorphix, Inc.’s regulatory filings.

Name: Sol Breed Composition: Beagle Italian Greyhound Whippet Shih Tzu	FOR IMMEDIATE RELEASE

	Contact:	Theresa Brady Marketing Communications 301.575.2505 Cell: 410.533.6328 tbrady@metamorphixinc.com

LIVE DEMONSTRATIONS OF NEW DNA
BREED IDENTIFICATION TEST Nov 2 – 4, 2007

The Canine Heritage™ Breed Test can identify
the make-up of mixed breed dogs

Davis, CA, October 24, 2007 – An exciting new product that uses DNA to pinpoint the breed-mix of a mutt will be demonstrated during a weekend “DNA swab-a-thon” Nov 2-4, 2007.

Representatives from the Canine Heritage™ Breed Test will be on-hand at eight PETCO stores in the Sacramento area to answer questions about the test. Kits will be available for purchase and representatives will be there to swab your pooch and process the paperwork. The only thing left to do is to wait for the results in the mail!

Quick and painless, the Canine Heritage™ Breed Test is a step forward in DNA technology yet remains very simple to administer. It requires only a simple cheek swab that is mailed to the lab in Davis, CA, with results coming back to the pet-owner in about 4 weeks. The current test can identify 38 breeds which represent about 75% of the most common registered domestic breeds.

People who adopt animals from shelters or rescues generally regard their pets as important additions to the family. Many want to know more than the shelter or rescue can tell them. This test can give them the piece of the puzzle they are missing.

The Canine Heritage™ Breed Test was developed by a Davis, CA company, MMI Genomics, a wholly-owned subsidiary of MetaMorphix, Inc. With a long history of canine DNA-based test development, validation and analysis, this local company boasts its own R&D laboratory, staffed by a team of Ph.D scientists, which provides state-of-the art, high-throughput DNA testing services to the companion animal industry.

The event will take place:
Friday, November 2, 4:00 PM – 9:00 PM
Saturday, November 3, 10:00 AM – 6:00 PM
Sunday, November 4, 10:00 AM – 6:00 PM

Participating stores:

Folsom:
Elk Grove:	855 East Bidwell Street
7715 Laguna Boulevard	Folsom, CA 95630
Elk Grove, CA 95758	916-984-6141
916-683-5155

Davis:
Arden:	1341-B West Covell Boulevard
1878 Arden Way	Davis, CA 95616
Sacramento, CA 95815	530-750-0111
916-923-1082

Roseville:
Citrus Heights:	1917 Douglas Boulevard
6067 Greenback Lane	Roseville, CA 95661
Citrus Heights, CA 95621	916-786-8655
916-725-2556

Rocklin:
Fair Oaks:	6672 Lonetree Boulevard
8840 Madison Avenue	Rocklin, CA 95765
Fair Oaks, CA 95628	916-786-6030
916-863-7387

About MetaMorphix, Inc.

MetaMorphix, Inc. is a life sciences company that uses DNA to improve animal wellness. Its wholly-owned subsidiary, MMI Genomics (MMIG, has more than a decade of experience in the area of Canine DNA research. MetaMorphix, Inc. and its corporate partners are developing products to substantially increase livestock quality and production efficiency, to improve companion animal health, and to treat human muscle degenerative diseases and metabolic disorders utilizing MetaMorphix’s animal genomics and growth and differentiation factors (GDFs) technologies. MetaMorphix was founded in 1994; it has headquarters in Beltsville, MD., and lab facilities in Davis, CA.

Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “intend,” “anticipate,” “should,” “planned,” “estimated,” and “potential,” among others. These forward-looking statements are based on MetaMorphix Inc.’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, MetaMorphix Inc. notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of MetaMorphix Inc.’s business include but are not limited to; (1) unproven use of scientific information to develop or commercialize products; and (2) other factors that might be described from time to time in MetaMorphix Inc.’s business plan and regulatory filings.

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For more information or to schedule an interview, please call Theresa Brady at 301.575.2505 or email tbrady@metamorphixinc.com or visit www.canineheritage.com